Exhibit 10.86

*** Certain confidential information contained in this document (indicated by asterisks) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

SYSTRAN FINANCIAL SERVICES CORPORATION FACTORING AGREEMENT

This Factoring Agreement dated February 8, 2007 (the “Agreement”) is between SYSTRAN Financial Services Corporation (“SYSTRAN”) and its successor or assigns and Crdentia Corp., Health Industry Professionals, L.L.C., Mint Medical Staffing Odessa, LP, Prime Staff LP, and Staff Search Acquisition Corp. (individually and collectively the “Customer” or “Customers”), whose addresses are set forth on the last page hereof.

1.                                      DEFINITIONS

All capitalized terms used and not defined in this Agreement shall have the meaning in the Uniform Commercial Code as in effect from time to time in Oregon (the “UCC”).  The following terms shall have the following meaning.

(a)          “Bill(s)” means any right to payment for services rendered or goods sold by Customer to a Debtor evidenced by a writing which complies with the general requirements of SYSTRAN as those may be set forth in the Customer Information Manual, as described in Paragraph 2.5.

(b)         “Chargeback” the debit of a Bill or a “Special Purchase Bill(s)” to a Customers’ account.

(c)          “Commencement Date” means the date that the Customer first receives funds from SYSTRAN pursuant to the terms of the Agreement.

(d)         “Commercial Account” means any non “Transportation Account”.

(e)          “Debtor” means a person or entity obligated to pay a Bill.

(f)            Material Adverse Effect” means, at any time, a material adverse effect upon (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of Customer, (ii) the ability of Customer to perform its respective obligations under this Agreement, any factoring document or any document, agreement, guaranty, or instrument executed in connection herewith, or (iii) the ability of SYSTRAN to enforce the terms of this Agreement, or any document, agreement, guaranty, or instrument executed in connection herewith.

(g)         “Maximum Approved Credit Line” means the amount of credit that is approved for Customer by SYSTRAN inclusive of deposit and advances against purchases of Bills that Customers’ total account is not to exceed.

(h)         “Maximum Debtor Credit Limit” means the maximum outstanding dollar amount and/or percentage concentration of Customers’ unpaid Bills open with SYSTRAN owing by an individual Debtor and/or its affiliates at any given time under the term of the Agreement.

(i)             “Minimum Anticipated Volume” means the dollar amount of Bills funded by SYSTRAN that Customer presents each month during the term of the Factoring Agreement for purchase by SYSTRAN  that meet the Maximum Approved Credit Line criteria and Maximum Debtor Credit Limit(s) established from time to time at the sole discretion of SYSTRAN in connection with Customers’ account.

(j)             “Obligation” means all indebtedness, liabilities and obligations whatsoever and of whatever nature owed by each Customer to SYSTRAN, or any of its affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and how ever evidenced or acquired, whether joint or several or joint and several.

(k)          “Recourse” means the right to Chargeback a Bill(s) or “Special Purchase Bill(s)” to Customer.

(l)             “Special Purchase Bill(s)” means the purchase by SYSTRAN of Customers’ outstanding and unpaid Bills that have either been previously billed by Customer, financed by a lender, or sold and assigned to another company who buys Bills.  Special Purchase Bills shall be subject to all provisions of this Agreement.

(m)       “Transportation Account” means any Debtor doing business primarily with any aspect of the transportation industry such as freight carriers, brokers, forwarders, consolidators, and rail agents with the exception of steamship companies.

2.                                      PURCHASE OF BILLS

2.1                                 Customer agrees to present on a monthly basis, a Minimum Anticipated Volume of Bills for SYSTRAN to purchase which shall be equal to ***.  SYSTRAN, at its sole discretion, may purchase such Bills.  Bill(s) and or Special Purchase Bill(s) shall herein collectively be referred to as “The Bill(s)”.  Customer shall submit to SYSTRAN an original and one (1) copy, along with any document which SYSTRAN deems necessary, of each Bill which shall be attached to a schedule form provided by SYSTRAN.  Should any Debtor require any additional documentation as a prerequisite to payment, Customer will also provide such documentation with each Bill. For a Transportation Account, Customer shall also submit one (1) copy of the respective bill of lading. The bill of lading must be signed by the Customer, the shipper, and the consignee if the consignee’s signature is necessary for payment.

2.2                                 SYSTRAN will settle with the Customer by providing to Customer by U.S. Mail, electronic mail, or via facsimile a settlement statement setting forth The Bill(s) and/or Special Purchase Bills purchased, the amount paid, and any deductions made for fees, charges or the “Deposit” and deposit funds as follows: [Customer shall choose one option]. ☐ Deliver overnight funds due Customer via Federal Express next day service air. ☐ Wire transfer funds due Customer into bank account specified by Customer on wire authorization form. ☐ ACH funds due Customer.

2.3                                 Any payment to Customer may be reduced by SYSTRAN by any amount due from Customer to SYSTRAN, including but not limited to Chargebacks, fees and costs.

2.4                                 SYSTRAN may give notice to the Debtors of the assignment of  The Bill(s) by placing a legend on The Bill(s) stating The Bill(s) have been sold and assigned to SYSTRAN and are payable to SYSTRAN at an address designated by SYSTRAN.  Customer will not attempt to direct payment to any place other than to the SYSTRAN designated address.  Customer, jointly and severally, agrees to pay all costs and expenses incurred by SYSTRAN in giving such notice.  All proceeds of The Bill(s) received by Customer shall be delivered to SYSTRAN within two (2) business days of receipt in the identical form of payment received by Customer, provided that Customer shall be deemed to hold such proceeds in trust and for the benefit of SYSTRAN until such delivery is made to SYSTRAN.  In the event that Customer collects directly from the Debtor, The Bill(s) which have been sold to SYSTRAN and Customer does not deliver immediately to SYSTRAN the identical form of payment received by Customer, Customer will be charged an administrative fee equal to *** of the face amount of The Bill(s) collected directly.  Customer agrees that any collection directly from the Debtor by Customer of The Bill(s) which have been sold to SYSTRAN will be considered a default under the terms of this Agreement.

2.5                                 SYSTRAN has or will provide to Customer a Customer Information Manual, which is a guide to policy and procedures concerning daily submission of The Bill(s), collection efforts, and other matters.  The Customer Information Manual (the “Manual”) is not part of this Agreement. The procedures set forth in the Manual are only guidelines to ensure the efficient operation of SYSTRAN’s purchase of The Bill(s).  SYSTRAN may change any procedure in the Manual at any time, and may choose not to follow procedures in the Manual at its discretion.

3.                                      FEE(S)

3.1                                 SERVICE FEE(S).  Customer, jointly and severally, shall pay a fee on the face amount of all of The Bill(s) purchased by SYSTRAN as reflected on Exhibit A attached hereto (the “Service Fee(s)”).  The Service Fee(s) shall be payable upon the purchase of any of The Bill (s) by SYSTRAN, and SYSTRAN may collect Service Fee(s) either from payments owed to Customer or may bill the Customer periodically.  SYSTRAN may, upon prior notice to Customer, change any fee and such change shall be effective upon receipt of the notice to Customer; provided, that SYSTRAN may change the

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

amount of any fee caused by a change in SYSTRAN’s cost of funds without prior notice to Customer, but must notify Customer of such change on Customers’ next settlement statement.  A fee change due to a change in cost of funds will be effective upon the date of the change which will be reflected on Customers’ settlement statement.  If, at any time during the term of this Agreement, there is an event of default by Customer including, but not limited to, a Federal Tax Lien filed against and attaching to the property of Customer or any of its principals, and the tax lien is satisfied to allow continued funding pursuant to this Agreement, until such time as such event of default is cured, SYSTRAN shall increase all of Customers’ Service Fee(s) by no less than *** discount fee on the face of The Bill(s).  Notwithstanding the discretion granted to SYSTRAN under this Section 3.1 to increase fees upon prior notice to Customer, any such fee increase shall not exceed *** of the fees in effect at the time of such increase, provided that such restriction shall not apply to or include: (i) any increase in the Services Fees that results from an event of default, (ii) any increase in the Prime Plus Fee or fees attributed to Clearance Days that occur strictly as a result of a change in the Prime Rate (as defined in Exhibit A to this Agreement), or (iii) any increase that results from an amendment or modification to the terms of this factoring arrangement and evidenced in a writing signed by Customer.

3.2                                 MINIMUM FEE. In the event that Customer fails to sell to SYSTRAN the Minimum Anticipated Volume in any month, Customer, jointly and severally, shall pay a minimum fee to SYSTRAN which shall be equal to the amount obtained when the Minimum Anticipated Volume is multiplied by the current Service Fees reflected on Exhibit “A” attached hereto and as referenced in section 3.1 above, or as amended by SYSTRAN from time to time as reflected in Customers’ daily settlement statement (the “Minimum Fee”).  The Minimum Fee owing by Customer pursuant to this paragraph may be deducted from Customers’ funding.  In the event that Customer fails to sell the Minimum Anticipated Volume per month for each of any two consecutive months (the “Low Volume Period”), Customers’ Service fee will be increased at the beginning of the month immediately following the Low Volume Period at SYSTRAN’s discretion. At SYSTRAN’s discretion, the Service Fee will be returned to the last fee in effect should Customers’ monthly purchase volume exceed the Minimum Anticipated Volume per month for each of two consecutive months.

3.3                                 ADDITIONAL SERVICES and VALUE FEES.  From time to time during the term of this Agreement, Customer may request SYSTRAN to provide additional services and/or incur additional risk. Such additional services and/or additional risk shall include but not be limited to advances to the Customer by SYSTRAN which are not in conformity with the terms of the Agreement, extension of Customers’ contractual recourse under the Agreement, purchases by SYSTRAN of bills which are outside of the formulas and calculations defined in the Agreement (hereinafter such services shall be collectively referred to as the “Additional Services”).  Customer, jointly and severally, shall pay SYSTRAN the cost for added value for such Additional Services (hereinafter referred to as the “Value Fee (s)”). The Values Fee(s) will be reflected on Customers’ daily settlement statement.

4.                                      DEPOSIT

4.1                                 In order to secure Customers’ Obligations hereunder, Customer shall deliver to SYSTRAN a deposit equal to *** of Customers’ Bills that are ninety (90) days old or less computed from date of purchase (“Deposit”).

4.2                                 ADJUSTMENT OF DEPOSIT.  The amount of Customers’ Deposit will be reviewed and, if necessary, adjusted each day.  Increases in the amount of Customers’ Deposit will be withheld by SYSTRAN from payments to Customer. If sufficient Bills are not purchased to fund the increase, Customer, jointly and severally, will pay the amount of the increase upon demand.  Decreases will be repaid to Customer from Customers’ Deposit amount.

4.3                                 REPAYMENT OF DEPOSIT. Upon termination of the Agreement, (a) SYSTRAN may increase the Deposit percentage to ***, in its sole discretion, and (b) all other sums that may become due to Customer by SYSTRAN will be included in the Deposit. Any shortfall in the Deposit shall bear interest at the rate of  ***.

5.                                      SECURITY INTEREST

5.1                                 The purchase of The Bill(s) of Customer by SYSTRAN is absolute, subject to the right to Chargeback.  In no event shall the purchase of Bills hereunder be construed as a loan.  In addition to the outright ownership of The Bill(s) purchased by SYSTRAN, to secure the payment and performance of Customers’ Obligations to SYSTRAN, Customer grants SYSTRAN a security interest in, and lien on, any and all now owned or hereafter acquired or created assets of Customer, including without limitation all Customers’ present and future Bill(s) and Special Purchase Bill(s), Accounts, Inventory, Deposit Accounts, Chattel Paper, General Intangibles, Goods, Equipment, Instruments, Investment Property, Documents, Letter-of-Credit-Rights, Commercial Tort Claims, money, real estate and fixtures, and the Proceeds of the foregoing, including Proceeds in the form of Inventory and/or Goods, whether tangible or intangible, wherever located together with any and all cash and Noncash Proceeds and products and Accessions of the forgoing (the “Collateral”).

5.2                                 FINANCING STATEMENTS.  Customer shall not execute or file any financing statement, supplements or amendments thereto, or any other instruments or security agreement covering the Collateral described above in favor of anyone other than SYSTRAN.  Customer shall execute and deliver to SYSTRAN any financing statements, title documents, supplements hereunder or the priority of such security interest. CUSTOMER AUTHORIZES SYSTRAN TO SIGN ITS NAME TO ANY SUCH FINANCING STATEMENT AND FILE SAME IN CUSTOMERS’ NAME COVERING THE COLLATERAL.  Customer, jointly and severally, shall pay all costs of filing such statements or instruments with appropriate governmental authorities together with the costs of all lien searches.  Customer agrees that either a carbon, photocopy, or other reproduction of this Agreement is sufficient as a financing statement under this Agreement.

5.3                                 SYSTRAN may, in its sole discretion, elect to discharge any security interest, lien or other encumbrance upon any of The Bill(s) for services rendered or goods sold purchased by SYSTRAN.  Any such payments and all expenses incurred in connection therewith shall be treated as a Chargeback.  Notwithstanding the foregoing, SYSTRAN shall have no obligation to discharge any such security interest, lien or encumbrance.

6.                                      RECOURSE, DISPUTES AND CHARGEBACKS

6.1                                 All of The Bill(s) are purchased by SYSTRAN from Customer with Recourse.  All of The Bill(s) may be Chargedback to Customer at any time after ninety (90) days for a Commercial Account and steamship companies, and sixty (60) days for Transportation Account(s) after the purchase date of The Bill(s) if not collected from Debtor within such period or at any time, if SYSTRAN determines, in its sole discretion, that The Bill(s) is not collectible.  All of The Bill(s) owing by Canadian Debtors or logistics companies are subject to Chargeback sixty (60) days from the date of purchase by SYSTRAN. All Special Purchase Bills are subject to Chargeback sixty (60) days from the date of purchase by SYSTRAN.  SYSTRAN shall not deem a disputed Bill or Special Purchase Bill uncollectable without allowing Customer a reasonable time to settle the dispute not to exceed fourteen (14) days from notice of dispute.  It is within SYSTRAN’s discretion as to when The Bill(s) over such time periods may be Chargedback to Customer.

6.2                                 SYSTRAN reserves the right, however, from time to time and at its absolute discretion, to Chargeback to Customer any of The Bill(s) which do not conform to the representations and warranties set forth in the Agreement or are discovered not to conform with the reasonable standards which SYSTRAN may set for The Bill(s).  SYSTRAN shall have a continuing security interest in any and all of The Bill(s) which are Chargedback to the Customer. Chargeback of any of The Bill(s) does not authorize Customer to collect any outstanding sum owing on The Bill(s) from a Debtor.

6.3                                 COLLECTION OF BILLS.  SYSTRAN may, but is not required to, commence any action, including legal action, to collect The Bill(s).  All costs of collection, including attorney fees, court fees, and costs of investigation, will be charged to the Customer.  Prior to any event of default by a Debtor, SYSTRAN will commence litigation only with Customers’ authorization.  Subsequent to an event of default, SYSTRAN may file suit as it deems necessary without Customers’ authorization.  In the event of default, Customer hereby grants authorization to SYSTRAN to settle or compromise any freight bill dispute, including litigation, with any uncollected amount being subject to Chargeback, together with all other amounts for which Customer is obligated to SYSTRAN.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

6.4                                 CLEARANCE DAYS.  Clearance Days shall mean (i) three (3) business days for checks drawn on banks located within the United States and for all electronic funds transfers, and (ii) three (3) business days for all other payments.  For all purposes and computations under this Agreement, Clearance Days will be based on the Prime Plus Fee and added to the date on which any payment is received by SYSTRAN.

7.                                      WARRANTIES AND REPRESENTATIONS

7.1                                 Customer warrants and represents with respect to all of The Bill(s) sold to SYSTRAN that (a) The Bill(s) are genuine and in all respects what they purport to be; (b) Customer has good title to The Bill(s) and The Bill(s) are free and clear of all encumbrances, liens and prior claims, and that the Customer has the legal right to sell The Bill(s); (c) Customer has no knowledge of any fact which may impair the validity of The Bill(s) or make them uncollectible in accordance with its terms and face amount; (d) for transportation Customers, The Bill(s) were made in accordance with the laws and the regulations of the Federal Highway Administration or other federal regulatory agency, and the appropriate state regulatory commission or made according to lawful and valid contracts which Customer has executed; (e) for transportation Customers, The Bill(s) are supported by lawful, effective and complete bills of lading or other contract of carriage together with bona fide, genuine, valid and signed delivery receipts, and Customer will not modify or delete any of the terms of the original Bills or Special Purchase Bills or bill of lading with respect to same; (f) there are no counterclaims or setoffs or defenses existing in favor of the Debtor, whether arising from the services provided or goods sold which are the subject of The Bill(s) or otherwise and there has been no agreement as to the issuance or granting of any discount on The Bill(s); (g) The Bill(s) are not a duplicate of and do not cover the same services provided or goods sold as a Bill or Special Purchase Bill previously purchased by SYSTRAN from the Customer or billed directly by the Customer to the Debtor; (h) Customer does not own, control, or exercise dominion over the business of any Debtor whose Bills or Special Purchase Bills are factored by Customer to SYSTRAN, Customer is not a subsidiary of any Debtor and no Debtors control or exercise dominion over the business of Customer; (i) Customer will not under any circumstances or in any manner whatsoever interfere with any of SYSTRAN’s rights under this Agreement in connection with SYSTRAN’s factoring of The Bill(s); (j) Customer has not and will not pledge the credit of SYSTRAN to any person or business for any purpose whatsoever; (k) for non-transportation Customers, until the sale by Customer to Debtor of the goods described in The Bill(s), Customer had good title to the goods sold, the goods were free of all encumbrances, liens and prior claims, and Customer had the legal right to sell the goods.

7.2                                 If the Customer is a corporation, partnership or limited liability company, it is duly organized, existing, and in good standing under the laws of See Addendum, and its organization I.D. number is set forth on the Addendum.  If Customer represents him or herself to be a sole proprietorship or a partnership, such representation shall be deemed conclusive and binding upon Customer.  Customer is duly qualified to do business and is in good standing in every other state in which such qualification is required except where failure to qualify in such jurisdictions will not result in a Material Adverse Effect.  If Customer is a corporation, partnership or limited liability company, execution, delivery and performance hereof are within its corporate or entity powers, have been duly authorized, and are not in contradiction of law or the terms of its charter, by-laws, partnership agreement, operating agreement or other entity papers, or any indenture, agreement or undertaking to which it is a party or by which it is bound, except that Customer makes no representation or warranty as to any consents that may be required from the holders of Crdentia Corp.’s 8% Convertible Debentures Due January 6, 2009.  In addition, the Customer has all licenses and certificates necessary for the operation of its business and the issuance of The Bill(s).  Customer represents and warrants that the information contained on Schedule 1, the Corporate Structure Worksheet, is true and accurate and Customer agrees to notify SYSTRAN in writing within five (5) business days, of any change thereof.

8.                                      AUTHORITY

Customer irrevocably authorizes SYSTRAN or any person designated by SYSTRAN to: bill, receive and collect all amounts which may be due or become due to Customer from Debtors and to use Customers’ name for purposes of billing and collection of amounts due; delete Customers’ address on all invoices mailed to Debtor and substitute SYSTRAN’s address; receive, open and dispose of all mail addressed to Customer or Customers’ trade name at SYSTRAN’s address; negotiate checks received in payment whether payable to Customer or to SYSTRAN, endorse the name of Customer or Customers’ trade name on any checks or other evidences of payment that may come into the possession of SYSTRAN on The Bill(s) purchased by SYSTRAN and on any invoices or other document relating to any of The Bill(s); in Customers’ name, or otherwise, demand, sue for, collect and get or give releases for any and all monies due or to become due on The Bill(s); compromise, prosecute, or defend any action, claim or proceeding as to The Bill(s) purchased by SYSTRAN; take all steps necessary to ensure payment of such amounts due and do any and all things in Customers’ name necessary and proper to carry out the purpose intended by this Agreement.

9.                                     ADDITIONAL DOCUMENTS

The Customer shall execute and deliver all such additional and further instruments as may be reasonably requested by SYSTRAN in order to more completely vest in and assure to SYSTRAN and make available to it, the property and rights herewith or hereafter granted or assigned and transferred to SYSTRAN as Collateral and to evidence the sale of The Bill(s) to SYSTRAN and to carry into effect the provisions and intent of this Agreement.

10.                               LOCATION OF BOOKS AND RECORDS, PLACE OF BUSINESS

Customers’ place of business is the one set forth in this Agreement and all of its books, accounts, correspondence, papers and records pertaining to the services performed or sales of products are located there, and all such books, accounts, correspondence, papers and records will be opened for SYSTRAN’s inspection at all reasonable times.

11.                               INDEMNIFICATION OF SYSTRAN; SALES AND EXCISE TAXES

Customer will indemnify and hold SYSTRAN harmless against any and all liability, loss or expense, including attorney’s fees and costs, caused by or arising out of any claims or alleged claims asserted relating in any manner to The Bill(s) purchased by SYSTRAN hereunder or subject to SYSTRAN’s security interest, including, but not limited to, claims asserted against SYSTRAN pursuant to Chapter 5, Title 11 of the United States Code.  In the event any sales or excise taxes are imposed by any state, federal or local authorities with respect to any of The Bill(s) sold and assigned hereunder, where such taxes are required to be withheld or paid by SYSTRAN, Customer shall also indemnify SYSTRAN and hold it harmless with respect to all such taxes and hereby authorizes SYSTRAN to charge to Customers’ account any such tax that is paid or withheld by SYSTRAN.  SYSTRAN may charge the Deposit or initiate legal proceedings to collect any amount due under this paragraph.  This paragraph shall survive and remain effective following the termination of the Factoring Agreement.

12.                               FINANCIAL INFORMATION

So long as Customer factors or has any absolute or contingent obligation of any kind owing to SYSTRAN, the Customer will provide information regarding the business, affairs and financial condition of Customer and its subsidiaries as SYSTRAN may reasonably request, including financial statements.

13.                               BANKRUPTCY

Customer agrees to notify SYSTRAN of any voluntary or involuntary bankruptcy petition filed by or against it or any guarantor within twenty-four (24) hours of such filing.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

14.                               REORGANIZATION, ACQUISITIONS, CHANGE OF NAME OR LOCATION

Customer will not, and will not permit any subsidiary to merge or consolidate with or into any corporation or other entity, or sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets, whether now owned or hereafter acquired.  Customer shall notify SYSTRAN in writing not less than thirty (30) days prior to (a) any change of its name or use of any trade names; or (b) any change in the address of the chief executive office and/or chief place of business of Customer or the location of any records pertaining to The Bill(s).

15.                               LITIGATION

Except as disclosed in writing, Customer represents and warrants to SYSTRAN as follows: There are no suits or proceedings pending or to the knowledge of Customer, threatened against or affecting Customer or any of its subsidiaries which, if adversely determined, would have a Material Adverse Effect on the financial condition or business of Customer and its subsidiaries and there are no proceedings by or before any governmental commission, board, bureau, or other administrative agency pending or, to the knowledge of Customer, threatened, against Customer or any of its subsidiaries.  Further, Customer represents and warrants there is no claim, loss contingency, or proceeding, whether or not pending, threatened or imminent, against or otherwise affecting Customer that involves the possibility of any judgment or liability not fully covered by insurance or that may result in a material adverse change in the business, properties, or condition, financial or otherwise, of Customer.

16.                               TRADE NAMES

Customer represents and warrants to SYSTRAN that it utilizes no trade names or assumed business names in the conduct of its business except for the names listed in Section 16 of the Addendum to the Factoring Agreement.

17.                               TAXES

Except as disclosed in the Schedule of Outstanding Tax Returns attached to this Agreement, Customer represents and warrants to SYSTRAN that: Customer has filed all federal, state, and local tax returns and other reports it is required to file and has paid or made adequate provision for payment of all such taxes, assessments, and other governmental charges.

18.                               TERM AND TERMINATION

18.1                           This Agreement is for a term of forty-eight (48) full months to begin on the Commencement Date as defined in paragraph 1(c) herein.  The term of this Agreement shall renew automatically for consecutive twelve (12) month terms unless sooner terminated in accordance with the terms of the Agreement.  Customer may terminate this Agreement effective at the end of any term by giving thirty (30) days prior written notice to SYSTRAN at the address set forth in this Agreement.  Customer may continue to offer any of The Bill(s) to SYSTRAN during such thirty (30) day period.  SYSTRAN may terminate this Agreement at any time and for any reason by notifying Customer in writing of such termination.

18.2                           All of Customers’ representations, warranties, and other provisions of this Agreement shall survive such termination until SYSTRAN has been paid in full and Customer has fully performed all of its obligations.  In addition, should any transfer of money or property to SYSTRAN hereunder be avoided in a bankruptcy proceeding involving Customer, any Debtor of Customer, or otherwise, then Customers’ Obligations hereunder shall be reinstated and/or supplemented to the extent of the avoided transfer, whether or not this Agreement has otherwise been terminated.

18.3                           Notwithstanding the foregoing, Customer has the option to terminate this Agreement prior to the end of any term by giving SYSTRAN thirty (30) days prior written notice.  Customer may continue to offer any of The Bill(s) to SYSTRAN during such thirty (30) day period.  Customer shall be deemed to have terminated this Agreement prior to the end of any term on the date that Customer shall have ceased presenting The Bill(s) to SYSTRAN in the normal course for an uninterrupted period of thirty (30) days (“Deemed Termination”).  Upon notice of early termination, or the date of a Deemed Termination by Customer, prior to the end of any term, whether or not Customer continues to offer The Bill(s) to SYSTRAN during the thirty (30) day notice period applicable to Customer, Customer, jointly and severally, shall be obligated to pay to SYSTRAN, and Customers’ Deposit may be charged, an early termination premium (“Early Termination Premium”) in an amount equal to the following: (i) *** if the termination occurs prior to the first anniversary of the Commencement Date, (ii) *** if the termination occurs on or after the first anniversary of the Commencement Date and prior to the second anniversary of the Commencement Date, and (iii) *** if the termination occurs on or after the second anniversary of the Commencement Date and prior to the end of the initial term or any renewal term.

18.4                           The termination date shall be thirty (30) days after SYSTRAN’s receipt of the termination notice or on the Deemed Termination date, unless a termination notice specifies a date that is more than thirty (30) days but less than sixty (60) days after SYSTRAN’s receipt of the termination notice.

18.5                           If SYSTRAN terminates this Agreement prior to the end of any term upon any default in the performance of Customer under this Agreement, in view of the impracticality and extreme difficulty in ascertaining actual damages and by mutual agreement of the parties as to the reasonable calculation of SYSTRAN’s lost profits as a result thereof, Customer, jointly and severally, shall be obligated to pay SYSTRAN upon the effective date of such termination, and Customers’ Deposit may be charged, a premium in an amount equal to the Early Termination Premium as set forth above. If Customer terminates this Agreement pursuant to the terms thereof, Customer shall immediately remit and pay to SYSTRAN, at the time of termination, all Obligations due and owing to SYSTRAN and/or its affiliates by Customer, under this and any other Agreement.

19.                               EVENTS OF DEFAULT

19.1                           The following shall be events of default under the terms of this Agreement:  (a) default by Customer or any guarantor in the payment and/or performance of any Obligation to SYSTRAN, (b) default by Customer or any guarantor in the payment or performance of any obligation to any financial institution (other than SYSTRAN), or bank, provided that such aggregate obligations are *** or greater; (c) Customer or any guarantor agrees to the appointment of a receiver for its assets, makes general assignment for the benefit of creditors or declares that it is unable to pay its debts as they mature; (d) Customer or any guarantor files a proceeding under any law for the relief of Debtors, including but not limited to, Title 11 of the United States Code, referred to as “The Bankruptcy Code” or any other similar law which may exist; (e) any involuntary petition under the Bankruptcy Code or similar statute has been filed against the Customer or any guarantor and not dismissed within sixty (60) days after filing without the entry of an order for relief; (f) the entry of any judgment(s) against Customer that in the aggregate are *** or greater, (g) the issuance of an attachment, execution, tax assessment or similar process against the Customer or its property  or any guarantor (or its property) which is not released within ten (10) days of its attachment; (h) any guaranty from any Customer guarantor shall cease to be in full force and effect for any reason other than the dissolution of a corporate guarantor that does not result in a Material Adverse Effect or, with respect to a validity guaranty from any Customer employee, the revocation of such guaranty so long as SYSTRAN receives a replacement guaranty satisfactory to SYSTRAN in its sole discretion within 30 days of such revocation; (i) SYSTRAN, in its sole discretion, determines that a Material Adverse Effect has occurred with respect to Customer or any guarantor or that a material adverse change has occurred in the in the value of the Collateral or in SYSTRAN’s interest in the Collateral.

19.2                           In addition to all other remedies provided by law, upon the occurrence of an event of default, SYSTRAN may immediately, and without notice to the Customer, increase the amount of the Deposit required under Section 4 of this Agreement to *** of the outstanding amount of Bills purchased from the Customer (“*** Deposit”), and the Customer shall immediately deliver to SYSTRAN funds sufficient to create this *** Deposit.

19.3                             SYSTRAN may, upon default under the Agreement or any of the agreements, collect any Obligation owing to SYSTRAN or any of its affiliates by debiting Customers’ account, attach any funds owing to Customer by SYSTRAN or its affiliates, and exercise any other remedy available to

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

SYSTRAN under the Agreements or at law. Any deficiency arising under this Agreement shall accrue interest at the annual rate of *** or the highest amount allowed by law, whichever is higher, from the date the deficiency is incurred.

20.                               EXPENSES

20.1                           Customer shall reimburse SYSTRAN for all reasonable fees, costs and expenses incurred by SYSTRAN in relation to this Agreement.  SYSTRAN may, at any time, and without regard to any remedy listed above, demand from Customer payment of the outstanding fees, costs and expenses.

20.2                           ATTORNEYS’ FEES. With respect to any default under this Agreement, Customer shall reimburse SYSTRAN for all costs and expenses incurred by attorneys, including both SYSTRAN’s in-house attorneys and outside attorneys’ and paralegals’ whether or not a lawsuit or other court action is actually filed in connection with the event of default.  In the event that a suit, action, arbitration, or other proceeding of any nature, including, without limitation, any proceeding under The Bankruptcy Code, any action seeking a declaration of rights or an action for rescission is instituted to interpret or enforce this Agreement, including, but not limited to such fees and costs associated with trial and appeals, Customer, jointly and severally, agrees to pay the reasonable attorneys’ fees incurred in connection with any such proceeding as awarded by the court.

20.3                           OTHER PROFESSIONALS AND EXPERTS.  With respect to any event of default under this Agreement, SYSTRAN in its sole discretion may retain accountants, auditors, appraisers and other experts and the Customer, jointly and severally, agrees to pay the professional fees, expert fees and all other fees and costs reasonably and actually incurred in connection with the services provided.

20.4                           NO LIEN TERMINATION WITHOUT RELEASE.  In recognition of SYSTRAN’s right to have its attorneys’ fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Customer, SYSTRAN shall not be required to record any terminations or satisfactions of any of SYSTRAN’s liens on the Collateral unless and until Customer has executed and delivered to SYSTRAN a general release in a form reasonably satisfactory to SYSTRAN.  Customer understands that this provision constitutes a waiver of its rights under 9-513 of the UCC.

20.5                        JURY TRIAL WAIVER.  IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

21.                               JURISDICTION AND VENUE

This Agreement shall be deemed to be a contract under the laws of the State of Oregon and for all purposes shall be governed by and construed in accordance with the laws of that state.  Customer irrevocably agrees that any legal action or proceeding brought by or against Customer with respect to the Agreement shall be brought in the courts of the State of Oregon or in the U.S. District Court for the District of Oregon.  Customer consents to the jurisdiction of such courts and that the venue for any such action shall be the County of Multnomah.  This provision shall not limit the right of SYSTRAN to bring such actions or proceedings against Customer in the court of such other states or jurisdictions where Customer may be subject to jurisdiction.  Customer expressly authorizes service of process in any such suit or action on its behalf upon Registered Agent:     See Addendum at (address) See Addendum or upon such other agent as SYSTRAN may approve in writing, as its agent for such purposes and that service may be deemed complete upon delivery via expedited national overnight delivery service.

22.                               WAIVER, NOTICE

The waiver by SYSTRAN of the breach of any term of this Agreement or of the compliance therewith shall not be construed as a waiver of any other breach or compliance.  Notices from either party to the other shall be given in writing and mailed postage prepaid, registered or certified mail, or placed in the hands of a national overnight delivery service, addressed to the addresses set forth opposite each party’s name below, or at such other address as either party may hereafter advise the other in writing.

23.                               ASSIGNMENT

Customer may not assign any of its rights or obligations hereunder.  SYSTRAN may assign or grant a security interest in this Agreement or in any of The Bill(s) purchased by SYSTRAN.  SYSTRAN may assign any of its rights and remedies with respect to The Bill(s) including the right to notify Debtors to make payment to SYSTRAN’s assignee.

24.                               SEVERABILITY

The provisions of this Agreement are severable and if any of these provisions shall be held by any court of competent jurisdiction to be unenforceable such holding shall not affect or impair any other provisions hereof.

25.                               COMPLETE UNDERSTANDING

This Agreement comprises the complete understanding among the parties and may only be varied by a writing executed by the parties hereto.  Paragraph headings are for convenience only.

26.                               THIRD PARTY CONSULTATION

Customer hereby agrees and acknowledges that it has had the opportunity to seek out and consult with legal counsel and/or independent business advisors of its own choosing in connection with the negotiation, execution and delivery of this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement, or any part hereof to be drafted.

27.                               NO OFFER/COMMITMENT

The presentation of this Agreement to Customer does not constitute either an offer or commitment to purchase The Bill(s) or to extend credit to Customer.

28.                               MULTIPLE CUSTOMERS/JOINT AND SEVERAL LIABILITY

If more than one Customer executes this Agreement, the following provision apply: (a) Each Customer agrees that it is jointly and severally, directly, and primarily liable to SYSTRAN for payment in full of all the Obligations and that such liability is independent of the duties, obligations, and liability of each and all of the other joint and several Customers.  SYSTRAN may bring a separate action or actions on the Obligations against each, any or

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

all Customers, whether an action is brought against any other or all of such Customers or any one or more of Customers is or is not joined therein.  (b) Each Customer agrees that any release that may be given by SYSTRAN to any one or more of Customers or any guarantor of the Obligations shall not release any other Customer from its obligations hereunder.  (c) Each Customer hereby waives any right to assert against SYSTRAN any defense (legal or equitable), setoff, counterclaim or claims that such Customer individually may now or any time hereafter have against another Customer or any other person liable to SYSTRAN in any manner or way whatsoever.  (d) Any and all present and future debt and other obligations of any Customer to any other Customer are hereby subordinated to the full payment and performance of the Obligations; provided, however, such debt and other obligations may be incurred and repaid, subject to the terms of this Agreement, as long as no event of default shall have occurred and not have been waived.  (e) Each Customer is presently informed as to the financial condition of each of the other Customers and of all other circumstances that a diligent inquiry would reveal and that bear upon the risk of nonpayment of the Obligations.  Each Customer hereby covenants that it will continue to keep itself informed as to the financial condition of all other Customers, the status of all other Customers, and of all circumstances that bear upon the risk of nonpayment.  Absent a written request from any Customer to SYSTRAN for information, each Customer hereby waives any and all rights it may have to require SYSTRAN to disclose to such Customer any information that SYSTRAN may now or hereafter acquire concerning the condition or circumstances of any Customer.  (f) Each Customer waives all rights to notices of default, existence, creation, or incurring of new or additional indebtedness and all other notices of formalities to which such Customer may, as a joint and several Customer hereunder, be entitled.  (g) Each Customer hereby irrevocably appoints Crdentia Corp. (the “Agent”), and each of its officers and employees, as agents for its behalf to request, receive, and direct the manner of disbursement of purchase proceeds; to execute and deliver certificates, reports, instructions, agreements and other documents; to furnish information; to make elections as to fess and other matters; to give and receive notices and communications; and to take any and all other actions of every nature in connection with this Agreement and Purchase and the Obligations.  SYSTRAN may rely on any such actions of Agent and its officers and employees as fully as if such actions had been taken directly by each such Customer, and SYSTRAN shall be fully protected in doing so.  Each Customer hereby authorizes SYSTRAN to wire funds into a common bank account controlled by Agent or to make the disbursement check payable to Agent or such other person or persons designated by Agent.  Each Customer hereby represents to SYSTRAN that this common bank account is being maintained for each Customers’ convenience and that a portion of funds paid or otherwise disbursed by SYSTRAN pursuant to this Agreement will be held for the benefit of each Customer in proportion to the amount of Bills Purchased or Collateral.

29.                               CREDIT INFORMATION

Customer authorizes SYSTRAN or any of its affiliates to obtain credit bureau reports, and make other credit inquiries that it determines are necessary.  On Customers’ written request, SYSTRAN will inform Customer whether SYSTRAN has requested a consumer credit report and the name and address of any consumer credit reporting agency that published a report.  Customer acknowledges that without further notice SYSTRAN may use or request additional credit bureau reports to update its information so long as Customer obligations to SYSTRAN are outstanding.

30.                               GUARANTORS

The parties acknowledge that James Durham, James TerBeest, AHHC Acquisition Corporation, Arizona Home Health Care/Private Duty, Inc., Baker Anderson Christie, Inc., BAC Acquisition Corporation, Care Pros Staffing, Inc., CPS Acquisition Corp., CRDE Corp., GHS Acquisition Corporation, HIP Acquisition Corporation, HIP Holding Inc., iVOW Acquisition Corporation, NAS Acquisition Corporation, New Age Staffing, Inc., NNI Acquisition Corporation, Nurses Network, Inc., PSR Nurses, Ltd., Prime Staff LP, PSR Nurse Recruiting, Inc., and PSR Nurses Holdings Corp. have executed Validity Guaranties and/or Collateralized Guaranties for the Obligations of Customer arising hereunder, and that SYSTRAN would not enter into this Factoring Agreement without said guaranties.

SYSTRAN FINANCIAL SERVICES CORPORATION

By:	/s/ Illegible
Title:	Vice President
Date:	February 8, 2007
Address: 4949 SW Meadows Drive
Suite 500
Lake Oswego, Oregon 97035

Crdentia Corp.
WITNESS:

By:	/s/ James J. TerBeest	By:	/s/ Shirley Prichard
Print Name:	James J. TerBeest	Print Name:	Shirley Prichard
Title:	Chief Financial Officer	Address:
Date:	February 8, 2007
Address: 5001 LBJ Freeway, Suite 850		Phone:
Dallas, TX 75244

Health Industry Professionals, L.L.C.
WITNESS:

By:	/s/ James J. TerBeest	By:	/s/ Shirley Prichard
Print Name:	James J. TerBeest	Print Name:	Shirley Prichard
Title:	Chief Financial Officer	Address:
Date:	February 8, 2007
Address: 5001 LBJ Freeway, Suite 850		Phone:
Dallas, TX 75244

(Signatures continued on next page)

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Mint Medical Staffing Odessa, LP
By CRDE Corp., its General Partner		WITNESS:

By:	/s/ James J. TerBeest	By:	/s/ Shirley Prichard
Print Name:	James J. TerBeest	Print Name:	Shirley Prichard
Title:	Chief Financial Officer	Address:
Date:	February 8, 2007
Address: 5001 LBJ Freeway, Suite 850		Phone:
Dallas, TX 75244

Prime Staff LP
By CRDE, Corp., its General Partner		WITNESS:

By:	/s/ James J. TerBeest	By:	/s/ Shirley Prichard
Print Name:	James J. TerBeest	Print Name:	Shirley Prichard
Title:	Chief Financial Officer	Address:
Date:	February 8, 2007
Address: 5001 LBJ Freeway, Suite 850		Phone:
Dallas, TX 75244

Staff Search Acquisition Corp.
WITNESS:

By:	/s/ James J. TerBeest	By:	/s/ Shirley Prichard
Print Name:	James J. TerBeest	Print Name:	Shirley Prichard
Title:	Chief Financial Officer	Address:
Date:	February 8, 2007
Address: 5001 LBJ Freeway, Suite 850		Phone:
Dallas, TX 75244

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Exhibit A

To Factoring Agreement Dated February 8, 2007

The terms used in this Exhibit A have the same definitions as those used in the Factoring Agreement.  In case of conflict of definition, the definitions in this Exhibit “A” shall prevail.

All fees referred to below shall collectively be referred to as “Service Fees.”

Funds Employed:

Customer  will pay a fee at an annual rate equal to *** of all funds employed to purchase Bills (the “Prime Plus Fee”).  “Prime” means the greater of: (i) the Prime Rate or (ii) ***.  The Prime Plus Fee shall be calculated on the basis of a 360-day year and the actual number of days elapsed in each month, provided however the Prime Plus Fee for any month shall not be less than *** (“Minimum Prime Plus Fee”).  Funds employed shall be calculated by SYSTRAN on a daily basis based upon bills unpaid and outstanding, less the Deposit.  A change in the Prime Plus Fee due to a Prime Rate change will be effective upon the date of the change (subject to any maximum or minimum limitation on fees specified by applicable law), which will be indicated on the settlement statement.  “Prime Rate” means the prime commercial rate of interest per annum as announced from time to time by the Wall Street Journal as the prevailing “Prime Rate,” from time to time in effect.  If the Prime Rate is reflected as a range, then the Prime Rate as defined herein shall be the highest amount in said range.  SYSTRAN shall have the right, from time to time, to designate any other reference source as the reference for determining the Prime Rate under this Agreement.

Managed Account:

A managed account shall also be created for all Bills that SYSTRAN does not purchase and all Bills which Customer does not factor (the “Managed Account”).  The Deposit on the Managed Account is ***.

The above Service Fees may be deducted from Customers’ funding pursuant to the Factoring Agreement or SYSTRAN may bill Customer.

SYSTRAN FINANCIAL SERVICES CORPORATION

By:	/s/ Illegible
Title:	Vice President
Date:	February 8, 2007

Crdentia Corp.

By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

Health Industry Professionals, L.L.C.

By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

Mint Medical Staffing Odessa, LP
By CRDE, Corp., its General Partner
By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

Prime Staff LP
By CRDE, Corp., its General Partner
By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

Staff Search Acquisition Corp.

By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Addendum

To Factoring Agreement

The terms used in this Addendum have the same definitions as those used in the Factoring Agreement.  In case of conflict of definition, the definitions in this Addendum shall prevail.

Customer and Systran agree to modify Section 2, “PURCHASE OF BILLS”, Paragraph 2.1 of the Agreement is hereby amended to the following:

Customer may submit for purchase to SYSTRAN accounts for which a Bill/invoice has not yet been created (the “Unbilled Invoices”) so long as (i) customer delivers a detailed schedule of all unbilled amounts to SYSTRAN in connection with each Purchase request, which includes a unique tracking number assigned to each such unbilled Invoice that shall correspond to the Bill that Customer creates for each such account, and (ii) the aggregate total amount of outstanding unbilled Invoices at any time does not exceed *** percent of Customers’ regular Bills.  Invoices purchased that are ninety (90) days old or less as computed from the date of purchase Customer shall have fourteen (14) days to present an original and one (1) copy of all Bills related to the Unbilled Invoices, along with the proof of delivery or service for each Bill presented, each document which shall be attached to a schedule form provided by SYSTRAN.  SYSTRAN may purchase Bills that arise from Customers’ permanent placement services so long as the aggregate outstanding amount of such Bills does not exceed *** of the Bills purchases that are: (i) ninety (90) days old or less as computed from the date of purchase and (ii) for staffing services other than permanent placement services.

Except as noted below, the remainder of Section 2 shall remain as originally written.

Customer and Systran agree to modify Section 2, “PURCHASE OF BILLS”, Paragraph 2.4 of the Agreement to include the following:

Customer may mail all Bills directly to account debtors.  All Bills so directly mailed by Customer must be stamped with SYSTRAN’s notice of assignment attached as noted below.  Customer will provide copies of all Bills, together with signed copies of the respective proof of delivery prior to SYSTRAN considering them for purchase.  Nothing in the Addendum shall obligate SYSTRAN to purchase any Bill owing by the account debtors, listed above.  Customer must obtain SYSTRAN’s written consent prior to adding any account debtors to the list of direct mailed parties.

Remit Only To:

SYSTRAN Financial Services Corp.

P.O. Box 730653

Dallas, TX  75373-0653

This account is sold, assigned and payable to SYSTRAN

The remainder of Section 2 shall remain as originally written.

Customer and Systran agree to modify Section 3, “FEE(S)” by adding a new paragraph 3.4 to the Agreement as follows:

3.4   SYSTRAN may in its sole discretion extend the Chargeback period that applies to any Bill provided that the Deposit for such Bill shall increase and Customer shall pay a fee to SYSTRAN as follows:

Account Debtor Type
Transportation/Broker			Commercial
Fee	Deposit	Chargeback Period/Recourse	Fee	Deposit	Extension Period/Eligibility
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***

The fee provided above shall be fully earned and immediately due and payable upon SYSTRAN’s agreement to extend the Chargeback period for such Bill.

The remainder of Section 3 shall remain as originally written.

Customer and Systran agree to modify Section 4, “DEPOSIT”, Paragraph 4.1, by amending the following particulars only:

In order to secure Customers’ Obligations hereunder, Customer shall deliver to SYSTRAN a deposit equal to *** of Customers’ Unbilled Invoices (“Deposit A”) and Customer shall deliver to SYSTRAN a deposit equal to *** of Customers’ regular Bills that are ninety (90) days old or less computed from the date of purchase (“Deposit B”).  Deposit A shall be repaid to Customer upon receipt of the copy of the regular Bill/invoice by SYSTRAN, whether in the form of a photocopy, a facsimile copy or a scanned copy via Electronic Data Interchange. Both Deposit A and Deposit B shall be collectively known as “Deposit” for the purposes of the remaining sections of this

The remainder of Section 4 shall remain as originally written.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Customer and Systran agree to modify Section 7, “WARRANTIES AND REPRESENTATIONS”, by adding language to Paragraph 7.2 as follows:

Customer:	Organized under the laws of:	Organizational I.D. #
Crdentia Corp.	Delaware	2811491
Health Industry Professionals, L.L.C.	Michigan	B15096
Prime Staff LP	Texas	80005911
Staff Search Acquisition Corp.	Texas	800632536

The remainder of Section 7 shall remain as originally written.

Customer and SYSTRAN agree to modify Section 12 “FINANCIAL INFORMATION” of the Agreement to include the following:

Customer shall deliver to SYSTRAN within 120 days following the end of each of its fiscal years, audited financial statements certified as having been prepared in accordance with generally accepted accounting principles (“GAAP”) and as presenting fairly the financial condition of Customer as of the date thereof and for the period then ended (and including any management letter to Customer from such accountants). Customer shall deliver to SYSTRAN such financial information as SYSTRAN shall request, including, (a) within 45 days after the end of each quarter, reasonably detailed financial statements prepared in accordance with past practices that are consistently applied, certified by the chief financial officer or chief operating officer of Customer as presenting fairly the financial condition of Customer, (b) within 15 days of each quarter end accounts receivable and accounts payable agings, in a format satisfactory to SYSTRAN and any other reports reasonably requested by SYSTRAN, (c) quarterly evidence of 940 payments and (d) monthly evidence of 941 payments. Customer hereby irrevocably authorizes all accountants and third parties to disclose and deliver to SYSTRAN at Customers’ expense all financial information, books and records, work papers, management reports and other information in their possession relating to Customer.  Customer shall not change its fiscal year for accounting or tax purposes from a period consisting of the twelve (12) month period ending on December 31 of each calendar year, and shall not make any change in accounting treatment and reporting practices or tax reporting treatment except as required by GAAP or law and disclosed in writing to SYSTRAN at the address set forth herein.

The remainder of Section 12 shall remain as originally written.

Section 16, “TRADE NAMES”.  Customer represents and warrants to SYSTRAN that Customers’ trade names or assumed business names are limited to the following:

All Trade Names and Assumed Business Names

AHHC Acquisition Corporation	Mint Medical Staffing Odessa, LP
Arizona Home & Healthcare	NAS Acquisition Corporation
Arizona Home & Healthcare (AHHC)	New Age Nurses
Arizona Home Health Care	New Age Staffing, Inc.
Arizona Home Health Care/Private Duty, Inc.	NNI Acquisition Corporation
BAC Acquisition Corporation	Nurses Network, Inc.
Baker Anderson Christie, Inc.	Prime Staff
Care Pros Staffing, Inc.	Prime Staff LP
CPS Acquisition Corp.	Prime Staff of Texas, LP
CRDE Corp.	Prime Staff/Mint Medical, Inc.
Crdentia	PSR Nurse Recruiting, Inc.
Crdentia Company	PSR Nurses Holdings Corp.
Crdentia Corp.	PSR Nurses, Ltd.
Crdentia Corporation	Staff Search
GHS Acquisition Corporation	Staff Search Acquisition Corp.
Health Industry Professionals	Staff Search Healthcare
Health Industry Professionals, L.L.C.	Staff Search Healthcare, Inc.
HIP Acquistion Corporation	Staff Search, Inc.
HIP Holding Inc.	Travmed USA
iVOW Acquisition Corporation

The remainder of Section 16 shall remain as originally written.

Customer and Systran agree to modify Section 18, “TERM AND TERMINATION”, by adding language to Paragraph 18.1 as follows:

Customer may request that SYSTRAN perform the necessary due diligence in order to consider the Customer as a candidate for conversion to an Asset Based Loan (“ABL”).  Any costs or expenses that SYSTRAN incurs in connection with any conversion request are included in the Customer

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Obligations.  In the event SYSTRAN approves a conversion request in its sole discretion, the Early Termination Premium (defined below) will be waived upon funding the ABL.

The remainder of Section 18 shall remain as originally written.

Customer and SYSTRAN agree to modify Section 20, “EXPENSES,” by adding a new Paragraph 20.6 to the Agreement as follows:

One or more employees or agents of SYSTRAN may perform field examinations of the books, records and other assets of Customer.  SYSTRAN may perform such field examinations every 120 days (3 times each year), unless Customer shall default under the terms of the Factoring Agreement.  After a default, no limit shall apply to the number of field examinations that SYSTRAN may perform. Customer shall pay to SYSTRAN a field examination fee (the “Field Examination Fee”) at the standard rate established by SYSTRAN from time to time (which standard rate is currently in an amount equal to *** for each day spent by each such employee or agent in performing and/or summarizing the results of such examination, including all necessary travel time) plus all “out of pocket” expenses.  Each Field Examination Fee shall be payable by Customer to SYSTRAN, in whole or in part, as appropriate, on the date(s) on which such field examination was performed.

The remainder of Section 20 shall remain as originally written.

Customer and Systran agree to modify Section 21, “JURISDICTION AND VENUE”, by adding language as follows:

Customer:	Registered Agent:
Crdentia Corp.	CorpAmerica, Inc./CSC Corporation, 2711 Centerville Rd, Suite 400, Wilmington, DE 19808
Health Industry Professionals, L.L.C.	Matthew J. Cahallane, 2011 Oak Street, Wyandotte, MI 48192
Prime Staff LP	CRDE Corp., 14114 Dallas Parkway, Suite 600, Dallas, TX 75254
Staff Search Acquisition Corp.	James TerBeest, 14114 Dallas Parkway, Suite 600, Dallas, TX 75254

The remainder of Section 21 shall remain as originally written.

The parties acknowledge and agree to the terms of this Addendum and incorporate the terms of this Addendum into the Agreement.  All defined terms appearing in the Agreement shall have the same meaning when used in this Addendum.

SYSTRAN FINANCIAL SERVICES CORPORATION
By:	/s/ Illegible
Title:	Vice President
Date:	February 8, 2007

Crdentia Corp.
By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

Health Industry Professionals, L.L.C.
By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

Mint Medical Staffing Odessa, LP
By CRDE, Corp., its General Partner
By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

Prime Staff LP
By CRDE, Corp., its General Partner
By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Staff Search Acquisition Corp.
By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.